UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2004

Reebok International Ltd.

(Exact name of registrant as specified in its charter)

MA	1-9340	04-2678061
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1895 J.W. Foster Boulevard Canton, Massachusetts		02021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (781) 401-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On November 10, 2004 Reebok International Ltd. (the “Company”) provided to Terry Pillow, President and Chief Executive Officer of the Company’s wholly owned subsidiary The Ralph Lauren Footwear Co., Inc. (“Ralph Lauren Footwear”), a pledge of financial protection in the event that Mr. Pillow’s employment were to be terminated within 24 months following a change of control in Ralph Lauren Footwear.   Pursuant to such pledge, Mr. Pillow would receive a lump sum payment equal to 200% of his then-current base salary and target bonus.  In addition, Mr. Pillow would be able to participate in his then-current accident, life, and health insurance benefits for an additional 24 months or, in the alternative, to receive a lump sum payment sufficient for him to secure comparable benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005

REEBOK INTERNATIONAL LTD.

	By:	/s/ Kenneth Watchmaker

Kenneth I. Watchmaker

Executive Vice President and

Chief Financial Officer